UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2021

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On September 27, 2021, the Directors (the “Board”) of Arch Therapeutics, Inc. (the “Company”), increased the size of the Board from three to four directors and appointed Laurence Hicks as director of the Company, effective immediately.

Mr. Hicks, age 55, has been the chief executive officer of Healthcare Components Group, a global manufacturer of OEM and replacement parts used for the manufacture and repair of medical devices, since 2021. From 2016 until 2021, when it merged into Healthcare Components Group, Mr. Hicks was chief executive officer of 2506052 Ontario Inc., a holding company for American Optics, Endoscopy Replacement Parts and Micro Optics Europe, which sell components used in the manufacturing and repair of endoscopes worldwide. He has held medical device leadership roles at ACMI, Karl Storz Endoscopy and NeuroTherm. Mr. Hicks’ experience in the medical device industry was instrumental in his selection as a member of the Board.

In connection with his appointment to the Board, the Board has granted Mr. Hicks 250,000 stock options, which vest monthly on each of the first 36 month anniversaries of the grant date and are exercisable at $0.1028 per share. Mr. Hicks will receive a retainer of $12,500 for his Board service through December 31, 2021. Commencing January 1, 2022, Mr. Hicks will receive an annual retainer of $25,000 for his service on the Board, an additional $2,500 for any standing committee of the Board on which he serves as chair, and an additional $5,000 if Mr. Hicks serves as chair of the Board, up to a maximum of $30,000 per year, payable in cash or stock.

There are no arrangements or understandings pursuant to which Mr. Hicks was appointed as a director, and there are no related party transactions between the Company and Mr. Hicks reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Hicks’ appointment to the Board is filed as Exhibit 99.01 to, and incorporated by reference in, this report.

Item 9.01            Financial Statements and Exhibit

(d) The following exhibits are being filed herewith:

Exhibit	Description
99.1	Press Release issued by Arch Therapeutics, Inc. on September 30, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: October 1, 2021	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D.
Title: President, Chief Executive Officer